Exhibit 10.1

JOINDER AND FIFTH LOAN MODIFICATION AGREEMENT

This Joinder and Fifth Loan Modification Agreement (this “Loan Modification Agreement”) is entered into and effective as of January 30, 2013 (the “Fifth Loan Modification Effective Date”), by and between (i) SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at 380 Interlocken Crescent, Suite 600, Broomfield, Colorado 80021 (“Bank”), (ii) ATRICURE, INC., a Delaware corporation with its chief executive office located at 6217 Centre Park Drive, West Chester, Ohio 45069 (“Borrower”), and (iii) ATRICURE, LLC, a Delaware limited liability company (“New Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 13, 2010, evidenced by, among other documents, a certain Amended and Restated Loan and Security Agreement dated as of September 13, 2010, between Borrower and Bank, as further amended by a certain First Loan Modification Agreement entered into and effective as of March 15, 2011, as further amended by a certain Second Loan Modification Agreement, entered into and effective as of February 2, 2012, as further amended by a certain Third Loan Modification Agreement, dated as of May 31, 2012, and as further amended by a certain Fourth Loan Modification Agreement, dated as of September 26, 2012 (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described (i) in the Loan Agreement; (ii) in a certain Export-Import Bank Loan and Security Agreement, dated as of September 13, 2010, as further amended by a certain Export-Import Bank First Loan Modification Agreement entered into and effective as of March 15, 2011, and as further amended by a certain Export-Import Bank Second Loan Modification Agreement, dated as of February 2, 2012 (as amended, the “EXIM Loan Agreement”); and (iii) in a certain Intellectual Property Security Agreement dated as of May 1, 2009 (the “IP Agreement”, and together with any other collateral security granted to Bank, the “Security Documents”).

Hereinafter, the Security Documents, together with the Existing Loan Agreement and all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. JOINDER AND ASSUMPTION. New Borrower is a wholly owned Subsidiary of Borrower. New Borrower hereby joins the Loan Agreement and each of the other appropriate Existing Loan Documents, and agrees to comply with and be bound by all of the terms, conditions and covenants of the Loan Agreement and each of the other appropriate Existing Loan Documents, as if New Borrower were originally named a “Borrower” and/or a “Debtor” therein. Without limiting the generality of the preceding sentence, New Borrower hereby assumes and agrees to pay and perform when due all present and future indebtedness, liabilities and obligations of Borrower under the Loan Agreement, including, without limitation, the Obligations. From and after the date hereof, all references in the Existing Loan Documents to “Borrower” and/or “Debtor” shall be deemed to refer to and include New Borrower. Further, all present and future Obligations of Borrower shall be deemed to refer to all present and future Obligations of New Borrower. New Borrower acknowledges that the Obligations are due and owing to Bank from Borrower including, without limitation, New Borrower, without any defense, offset or counterclaim of any kind or nature whatsoever as of the date hereof.

4. GRANT OF SECURITY INTEREST. To secure the payment and performance of all of the Obligations, New Borrower hereby grants to Bank a continuing lien upon and security interest in all of New Borrower’s now existing or hereafter arising rights and interest in the Collateral, whether now owned or existing or hereafter created, acquired, or arising, and wherever located, including, without limitation, all of New Borrower’s assets listed on Exhibit A attached hereto and all of New Borrower’s books and records relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing. New Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under the Loan Agreement). If New Borrower shall acquire a commercial tort claim, such New Borrower shall promptly notify Bank in a writing signed by such New Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank. New Borrower further covenants and agrees that by its execution hereof it shall provide all such information, complete all such forms, and take all such actions, and enter into all such agreements, in form and substance reasonably satisfactory to Bank that are reasonably deemed necessary by Bank in order to grant and continue a valid, first perfected security interest to Bank in the Collateral. New Borrower hereby authorizes Bank to file financing statements, without notice to any Borrower, with all appropriate jurisdictions in order to perfect or protect Bank’s interest or rights hereunder, including a notice that any disposition of the Collateral, by either any Borrower or any other Person, may be deemed to violate the rights of Bank under the Code. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5. SUBROGATION AND SIMILAR RIGHTS. Borrower (in each case including, without limitation, New Borrower) waives any suretyship defenses available to it under the Code or any other applicable law. Borrower waives any right to require Bank to: (i) proceed against any other Borrower or any other Person; (ii) proceed against or exhaust any security; or (iii) pursue any other remedy. Bank may exercise or not exercise any right or remedy it has against any Borrower or any security it holds (including the right to foreclose by judicial or non-judicial sale) without affecting any Borrower’s liability. Notwithstanding any other provision of this Loan Modification Agreement, the Loan Agreement, or any other Loan Documents, Borrower irrevocably subordinates to the prior payment in full of the Obligations and the termination of the Bank’s commitment to make Credit Extensions to Borrower and agrees not to assert or enforce prior to the payment in full of the Obligations and the termination of the Bank’s commitment to make Credit Extensions to Borrower, all rights that it may have at law or in equity (including, without limitation, any law subrogating such Borrower to the rights of Bank under the Loan Agreement), to seek contribution, indemnification or any other form of reimbursement from any other Borrower or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by a Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise and all rights that it might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by any Borrower with respect to the Obligations in connection with the Loan Agreement or otherwise. If any payment is made to any Borrower in contravention of this section, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured. Either Borrower may, acting singly, request Credit Extensions under the Loan Agreement. Each Borrower hereby appoints the other as agent for the other for all purposes under the Loan Agreement, including with respect to requesting Credit Extensions thereunder. Each Borrower shall be jointly and severally obligated to repay all Credit Extensions made under the Loan Agreement or any other Loan Documents, regardless of which Borrower actually received said Credit Extension, as if each Borrower directly received all Credit Extensions.

6. REPRESENTATIONS AND WARRANTIES. Except as described in the revised Perfection Certificate delivered in connection herewith, Borrower hereby represents and warrants to Bank that all representations and warranties in the Loan Documents made on the part of any Borrower are true and correct on the date hereof with respect to New Borrower, with the same force and effect as if New Borrower were originally named as “Borrower” in the Loan Documents. In addition, Borrower and New Borrower hereby represent and warrant to Bank that this Loan Modification Agreement has been duly executed and delivered by Borrower and New Borrower, and constitutes their legal, valid and binding obligation, enforceable against each in accordance with its terms, except as may be limited by applicable bankruptcy or insolvency laws or laws affecting the rights of creditors generally or by principals of equity. Hereafter, each reference to “Borrower” and/or “Debtor”) in any Loan Document shall be deemed to reference both Borrower and New Borrower.

7. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.2(f) thereof:

“(f) prior to the end of each fiscal year of Borrower, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections; and”

and inserting in lieu thereof the following:

“(f) as soon as available, but not more than thirty (30) days after the end of each fiscal year of Borrower, (A) annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis) as approved by Borrower’s board of directors, together with any related business forecasts used in the preparation of such annual financial projections; and”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(d) thereof:

“(d) Minimum EBITDA. Achieve, measured as of the end of each month, for the trailing six-month period ending as of the end of such month, EBITDA of at least the following minimum amounts for the months ending during the following periods (amounts in parentheses below represent negative numbers):

Period	Minimum EBITDA
January 31, 2012	($2,500,000)
February 29, 2012 through and including April 30, 2012	($3,500,000)
May 31, 2012 through and including July 31, 2012	($3,000,000)
August 31, 2012 through and including October 31, 2012	($2,500,000)
November 30, 2012 through and including January 31, 2013	($1,000,000)
February 28, 2013 through and including May 31, 2013	($2,000,000)
June 30, 2013 and each monthly period ending thereafter	($1,000,000 )”

and inserting in lieu thereof the following:

“(d) Minimum EBITDA. Achieve, measured as of the end of each month, for the trailing six-month period ending as of the end of such month, EBITDA of at least the following minimum amounts for the months ending during the following periods (amounts in parentheses below represent negative numbers):

Period	Minimum EBITDA
December 31, 2012 through and including January 31, 2013	($3,000,000)
February 29, 2013 through and including April 30, 2013	($3,500,000)
May 31, 2013 through and including June 30, 2013	($3,000,000)
July 31, 2013 through and including August 31, 2013	($2,500,000)
September 30, 2013 through and including October 31, 2013	($1,000,000)
November 30, 2013 and each monthly period ending thereafter	$1.00”

3	The Loan Agreement shall be amended by inserting the following new clause (d) immediately following clause (c) in Section 7.1 thereof:

“(d) Transfers between or among any two (2) or more Borrowers.”

4	The Loan Agreement shall be amended by inserting the following new clause (a)(v) immediately following clause (a)(iv) in Section 7.1 thereof:

“(v) any Borrower which is a Subsidiary of any other Borrower may pay dividends or make distributions or payments to such other Borrower or redeem, retire or repurchase from such other Borrower its capital stock or membership interest.”

5	The Loan Agreement shall be amended by inserting the following text at the end of clause (g) in the definition of “Permitted Indebtedness” in Section 13.1 thereof:

“(iii) Indebtedness of any Borrower owed to any other Borrower.”

6	The Loan Agreement shall be amended by inserting the following text at the end of clause (f) in the definition of “Permitted Investments” in Section 13.1 thereof:

“(iii) Investments of any Borrower in any other Borrower.”

7	The Loan Agreement shall be amended by inserting the following definition in its appropriate alphabetical order in Section 13.1 thereof:

“Fifth Loan Modification Effective Date” is January 30, 2013.

8	The Loan Agreement shall be amended by deleting Exhibit B attached thereto and inserting Exhibit B attached hereto in lieu thereof:

8. CONDITIONS PRECEDENT. As a condition precedent to the effectiveness of this Loan Modification Agreement and the Bank’s obligation to make further Advances under the Revolving Line, the Bank shall have received the following documents prior to or concurrently with this Loan Modification Agreement, each in form and substance satisfactory to the Bank:

A.	this Loan Modification Agreement duly executed on behalf of each Borrower (including, without limitation, New Borrower) and signed by way of acknowledgement by Guarantor;

B.	Bank shall have received copies, certified by a duly authorized officer of each Borrower (including, without limitation, New Borrower), to be true and complete as of the date hereof, of each of (i) the governing documents of each Borrower (including, without limitation, New Borrower) as in effect on the date hereof, (ii) the resolutions of each Borrower (including, without limitation, New Borrower) authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and each Borrower’s performance of all of the transactions contemplated hereby, and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of each Borrower (including, without limitation, New Borrower);

C.	a good standing certificate of each Borrower (including, without limitation, New Borrower), certified by the Secretary of State of the state of incorporation of each respective Borrower (including, without limitation, New Borrower), together with a certificate of foreign qualification from the Secretary of State (or comparable governmental entity) of each state in which each Borrower (including, without limitation, New Borrower) is qualified to transact business as a foreign entity, if any, in each case dated as of a date no earlier than thirty (30) days prior to the date hereof;

D.	certified copies, dated as of a recent date, of financing statement and other lien searches of each Borrower (including, without limitation, New Borrower), as Bank may request and which shall be obtained by Bank, accompanied by written evidence (including any UCC termination statements) that the Liens revealed in any such searched either (i) will be terminated prior to or in connection with the Loan Modification Agreement, or (ii) in the sole discretion of Bank, will constitute Permitted Liens;

E.	a filed copy, which shall be filed by Bank, acknowledged by the appropriate filing office in the State of Delaware, of a UCC Financing Statement, naming New Borrower as “Debtor” and Bank as “Secured Party”;

F.	a completed Perfection Certificate executed by New Borrower, together with the duly executed original signatures thereto;

G.	evidence satisfactory to Bank that the insurance policies required for New Borrower are in full force and effect, together with appropriate evidence showing lender loss payable and/or additional insured clauses or endorsements in favor of Bank; and

H.	such other documents as Bank may reasonably request.

9. BORROWING BASE RESTRICTIONS. Until the Collateral of New Borrower is subject only to the first-priority Lien in favor of Bank and is not subject to any other Lien (other than Permitted Liens), the Accounts of Account Debtor’s of New Borrower will not be considered “Eligible Accounts” and none will be included in any Borrowing Base Certificate submitted by Borrower.

10. ACKNOWLEDGMENT; WAIVER. Bank (a) acknowledges and agrees that M. Andrew Wade is a person reasonably acceptable to the Bank as Chief Financial Officer of Atricure, Inc. for purposes of Section 7.2(c)(i) of the Loan Agreement; and (b) waives any Default or Event of Default (if any), arising under such Section 7.2(c)(i), arising as a result of the failure of Atricure, Inc. to appoint a Chief Financial Officer reasonably acceptable to Bank prior to November 25, 2012.

11. FEES. Borrower shall pay to Bank a modification fee equal to Twelve Thousand Five Hundred Dollars ($12,500.00), which fee shall be due on the date hereof and shall be deemed fully earned and non-refundable as of the date hereof. In addition, without duplication of the anniversary fees payable pursuant to the Second Loan Modification Agreement, dated as of February 2, 2012, Borrower shall pay to Bank an anniversary fee equal to Fifty Thousand Dollars ($50,000) on May 1, 2013. Borrower shall also reimburse Bank for all reasonable legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

12. AUTHORIZATION TO FILE. Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

13. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

14. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

15. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

16. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

17. RIGHT OF SET-OFF. In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Silicon Valley Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

18. CONFIDENTIALITY. Without limiting Section 12.10 of the Loan Agreement (which is and shall remain in full force and effect), Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower. The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

19. JURISDICTION/VENUE. California law governs the Loan Documents, including, without limitation, this Loan Modification Agreement without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California; provided, however, that nothing in this Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of the Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS LOAN MODIFICATION AGREEMENT, THE LOAN AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to California Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

20. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed as of the Fifth Loan Modification Effective Date.

BORROWER:		BANK:

ATRICURE, INC.		SILICON VALLEY BANK

By:	/s/ M. Andrew Wade	By:	/s/ Tom Hertzberg
Name: M. Andrew Wade		Name: Tom Hertzberg
Title: Vice President and Chief Financial Officer		Title: Relationship Manager

ATRICURE, LLC

By:	/s/ M. Andrew Wade
Name: M. Andrew Wade
Title: Vice President and Chief Financial Officer

The undersigned, Vice President and Chief Financial Officer of ATRICURE EUROPE, B.V., a company organized under the laws of The Netherlands and a wholly owned Subsidiary of Borrower, ratifies, confirms and reaffirms, all and singular, the terms and conditions of (i) a certain Unconditional Guarantee dated as of September 26, 2012 (the “Guaranty”) and (ii) a certain Guarantor Security Agreement, dated as of September 26, 2012 (the “Guarantor Security Agreement”), and acknowledges, confirms and agrees that the Guaranty and the Guarantor Security Agreement shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ATRICURE EUROPE, B.V.

By	/s/ M. Andrew Wade
Name: M. Andrew Wade
Title: Vice President and Chief Financial Officer

EXHIBIT A

Collateral Description

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts (including health-care receivables), Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letters of credit rights (whether or not the letter of credit is evidenced by a writing), securities, and all other investment property, supporting obligations, and financial assets, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

Notwithstanding the foregoing, the Collateral does not include more than sixty-five percent (65%) of the presently existing and hereafter arising issued and outstanding shares of capital stock owned by Borrower of any Foreign Subsidiary which shares entitle the holder thereof to vote for directors or any other matter (other than the capital stock of Atricure B.V., to the extent contemplated by the Dutch Security Documents).

EXHIBIT B

COMPLIANCE CERTIFICATE

TO: SILICON VALLEY BANK	Date:

FROM: ATRICURE, INC. and ATRICURE, LLC

The undersigned authorized officer of AtriCure, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”):

(1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Transaction Reports	Non-Streamline: Weekly; Streamline: monthly within 15 days	Yes No

Monthly payable & receivable items, check registers, general ledger, & reconciliations	Monthly within 15 days	Yes No

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited)	FYE within 120 days	Yes No

Annual budgets and projections	30 days after FYE	Yes No

Financial Covenants	Required	Actual		Complies
Maintain on a Monthly Basis:
Minimum Liquidity Ratio (when required)	1.75:1.00		:1.00	Yes No
Maximum Capital Expenditures	*	$		Yes No
Minimum Fixed Charge Coverage Ratio (when required)	1.50:1.00		:1.00	Yes No
Minimum EBITDA	*	$		Yes No

*	See Loan Agreement

Performance Pricing		Applies
Liquidity Ratio:
greater or equal to 2.50 to 1.00	First Tier Rate	Yes No
greater or equal to 2.00 to 1.00, but less than 2.50 to 1.00	Second Tier Rate	Yes No
Less than 2.00 to 1.00, or Event of Default exists	Regular Rate	Yes No

Streamline Period
Streamline Requirement Met?	See Loan Agreement	Yes No

Borrower is party to, or bound by, the following material Restricted Licenses that were not previously noted in the Perfection Certificate or a prior Compliance Certificate:

                                                                                                                                                                    .

Borrower intends to register the following copyrights or mask works with the United States Copyright Office that were not previously noted in a prior Compliance Certificate:

                                                                                                                                                                    .

Borrower has (i) obtained the following Patents, registered Trademarks, registered Copyrights, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, and (ii) applied for the following Patents and the registration of the following Trademarks; in each case, that were not previously noted in the Perfection Certificate or a prior Compliance Certificate (to be reported on as part of the Compliance Certificate due following the last month of each fiscal quarter):

                                                                                                                                                                    .

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

ATRICURE, INC. ATRICURE, LLC	BANK USE ONLY
Received by:
AUTHORIZED SIGNER
By:	Date:
Name:
Title:	Verified:
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:

I.	Minimum Liquidity Ratio (Section 6.9(a))

Required: Maintain a minimum Liquidity Ratio of at least 1.75 to 1.00 at all times, it being understood that Quarter-end Advances shall be excluded from the foregoing calculation; provided, however, that the foregoing Liquidity Ratio covenant will no longer be tested (other than to determine the interest rate applicable to the Revolving Line as described in Section 2.3(a)), for any period commencing on the date that Borrower provides Bank evidence satisfactory to Bank, in its reasonable discretion, that Borrower has achieved a Fixed Charge Coverage Ratio, measured on a trailing twelve month basis, as of the last day of each of the immediately preceding four consecutive fiscal quarters of greater than 1.50:1.00 (the “FCCR Triggering Event”).

Actual:

A.	Borrower’s unrestricted cash (and Cash Equivalents) held with Bank and its Affiliates	$

B.	Borrower’s Eligible Accounts and Eligible EXIM Accounts	$

C.	Line A plus line B	$

D.	All outstanding liabilities and obligations of Borrower owed to Bank, including, without limitation or duplication, the face amount of any outstanding Letters of Credit (including drawn but unreimbursed Letters of Credit but excluding the undrawn portion of the Revolving Line) (for purposes of clarity, the parties acknowledge that Borrower’s cash or Cash Equivalents shall not be considered to be restricted by reason of the fact that they are subject to Bank’s Lien)	$

E.	Liquidity Ratio (line C divided by line D)	:1.00

Is line E greater than or equal to 1.75:1.00?

No, not in compliance	Yes, in compliance

II. Maximum Capital Expenditures (Section 6.9(b))

Required: Borrower shall not contract for, purchase or make any expenditure or commitments for Capital Expenditures in an aggregate amount in excess of Four Million Dollars ($4,000,000) for Borrower’s fiscal year ending December 31, 2012, and an amount for each of Borrower’s fiscal years ending thereafter as Borrower and Bank shall agree; provided that if Borrower and Bank fail to agree on the amount with respect to any such year, such amount shall be deemed to be Four Million Dollars ($4,000,000) for such year; provided, further, that for each fiscal year, any Capital Expenditure amount not used by the last day of the respective fiscal year shall be added to the permitted Capital Expenditure amount for the next succeeding fiscal year Actual:

A.	Capital expenditure limit provided for in Section 6.9(b) (including any prior-year rollover amount)	$

B.	Capital expenditures for fiscal year	$

C.	Line A minus line B	$

Is line C greater than or equal to zero?

No, not in compliance	Yes, in compliance

III. Minimum Fixed Charge Coverage Ratio (Section 6.9(c))

Required: Achieve, measured on a trailing twelve month basis, as of the last day of each monthly period, a Fixed Charge Coverage Ratio of not less than 1.50:1.00; provided, however, that until the occurrence of the FCCR Triggering Event described in Section 6.9(a) above, the Fixed Charge Coverage Ratio shall be measured solely to determine whether the FCCR Triggering Event has occurred and shall not be deemed a covenant; provided further, that upon the occurrence of the FCCR Triggering Event, the Liquidity Ratio covenant contained in Section 6.9(a) shall no longer be tested (other than to determine the interest rate applicable to the Revolving Line as described in Section 2.3(a)), and achievement of the Fixed Charge Coverage Ratio of not less than 1.50:1.00 (tested monthly, on a trailing twelve month basis as of the last day of each monthly period), shall thereafter be required.

Actual:

A.	EBITDA (as defined in the Loan Agreement)	$

B.	Cash income taxes paid	$

C.	Unfinanced Capital Expenditures	$

D.	Line A minus line B minus line C	$

E.	Current portion of long term debt, other than DOJ Obligations to the extent included in the calculation of the current portion of long term debt	$

F.	Interest Expense, other than Interest Expense on the DOJ Obligations, to the extent included in the calculation of Interest Expense	$

G	Line E plus line F	$

H.	Fixed Charge Coverage Ratio (line D divided by line G)	:1.00

Is line H greater than or equal to 1.50:1.00?

No, not in compliance	Yes, in compliance

IV. Minimum EBITDA (Section 6.9(d))

Required: equal to or greater than (negative amount no worse than) the amounts set forth in Section 6.9(d) of the Loan Agreement.

Actual:

A.	EBITDA (as defined in the Loan Agreement)	$

B.	Minimum required per Section 6.9(d)	$

C.	Line A minus line B	$

Is line C greater than or equal to zero?

No, not in compliance	Yes, in compliance